Exhibit 10.1

EXECUTION

EXHIBIT A

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is dated as of [__], 2024, by and among Singto, LLC, f/k/a Koo Dom Investment, LLC, a Delaware limited liability company (the “Sponsor”), Arogo Capital Acquisition Corp., a Delaware corporation (“SPAC”), and Ayurcann Holdings Corp., an Ontario corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 2,587,500 shares of SPAC Class B Shares (the “Founder Shares”) as set forth on Schedule I hereto;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, SPAC, the Company and the Acquisition Entities have entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, prior to the Effective Time, by way of the Plan of Arrangement under the provisions of the OBCA, (a) Canadian Merger Sub will amalgamate with and into the Company to form “Ayurcann Holding Corp.” (the “Company Amalgamation”), (b) the Company resulting from the Company Amalgamation (the “Amalco”) will become a wholly owned Subsidiary of PubCo, (c) at the Effective Time, upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub shall merge with and into SPAC (the “Merger”), with SPAC continuing as the surviving company after the Merger (the “Surviving Company”), as a result of which SPAC will become a direct, wholly owned subsidiary of PubCo; and

WHEREAS, as an inducement to SPAC and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein (the “Transactions”), the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

SPONSOR AGREEMENT

Section 1.1 Sponsor Voting Agreements.

(a) At any meeting of the stockholders of SPAC, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval or action of the stockholders of SPAC is sought (including in connection with any action by written consent of the stockholders of SPAC), the Sponsor shall (i) appear at each such meeting or otherwise cause all of its Founder Shares and any shares of SPAC Common Shares that the Sponsor acquires record or beneficial ownership of after the date hereof (collectively, the “Subject SPAC Shares”) to be counted as present thereat for purposes of calculating a quorum, and (ii) vote (or cause to be voted), in person or by proxy, or execute and deliver a written consent covering, all of its Subject SPAC Shares:

(i) in favor of each Transaction Proposal in accordance with the Insider Letter; and

(ii) against (A) any SPAC Acquisition Proposal and (B) any other action or proposal that would reasonably be expected to materially impede, frustrate, interfere with, delay, postpone or adversely affect any of the Transaction Proposals or any other transaction contemplated by the Business Combination Agreement or any Ancillary Document, or result in any breach of any representation, warranty, covenant, agreement or other obligation of SPAC or Acquisition Entities under the Business Combination Agreement or of SPAC, Acquisition Entities or the Sponsor under any Ancillary Document to which any of the foregoing is a party (including this Agreement).

(b) The Sponsor hereby irrevocably and unconditionally agrees:

(i) not to elect to cause SPAC to redeem any Subject SPAC Shares in the SPAC Stockholder Redemption or otherwise;

(ii) to execute and deliver all related documentation and take such other actions in support of the Transactions as shall reasonably be requested by SPAC to consummate the Transactions;

(iii) that it hereby revokes any and all previous proxies granted or voting instruction forms or other voting documents delivered that conflict, or are inconsistent, with the matters set forth in this Agreement;

(iv) not take any other action of any kind, directly or indirectly, with the intention of delaying or interfering with the completion of the Transactions; and

(v) to use its commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other Parties in doing such things, in each case, reasonably necessary to consummate the Transactions.

Section 1.2 Waiver of Anti-Dilution Provisions. Subject to, and conditioned upon, the occurrence of the Closing, the Sponsor hereby irrevocably waives (for itself and for its successors, heirs and assigns), to the fullest extent permitted by applicable Law and the Governing Documents of SPAC, the application of the adjustment to the Initial Conversion Ratio (as defined in the current certificate of incorporation of SPAC (the “Current Charter”)) pursuant to Section 4.3(b)(ii) of the Current Charter in connection with the issuance of shares of SPAC Class A Shares. The waiver specified in this Section 1.2 will be applicable only in connection with the issuance of shares of SPAC Class A Shares and will be void and of no force and effect if the Business Combination Agreement is validly terminated for any reason prior to the Closing. The waiver specified in this Section 1.2 constitutes the written consent of the holders of a majority of the shares of SPAC Class B Shares outstanding, voting separately as a single class, in the manner contemplated by Section 4.3(b)(iii) of the Current Charter.

Section 1.3 Founder Shares; Transfer Restrictions.

(a) The Sponsor agrees that it will not, directly or indirectly, except as otherwise contemplated pursuant to the Business Combination Agreement and in accordance with the Insider Letter, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Founder Shares owned by such Sponsor, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Founder Shares owned by such Sponsor (clauses (i) and (ii) collectively, a “Transfer”) prior to the Closing.

Section 1.4 No Inconsistent Agreement. The Sponsor hereby covenants and agrees that it will not enter into any agreement that would restrict, limit or interfere with the performance of its obligations hereunder.

ARTICLE II

MISCELLANEOUS

Section 2.1 Representations and Warranties.

(a) Authorization; No Breach. The execution, delivery and performance by the Sponsor of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to the Sponsor, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Founder Shares (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of the Sponsor), or (iv) conflict with or result in a breach of or constitute a default under any provision of Sponsor’s Organizational Documents.

(b) Sponsor has the power, authority and capacity to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by the Sponsor.

(c) Ownership of the Subject SPAC Shares. The Sponsor hereby represents and warrants that it (i) is the beneficial or record owner of the shares of SPAC Class B Shares indicated on Schedule I hereto opposite the Sponsor’s name, free and clear of any and all Liens, other than those created by this Agreement, the Governing Documents of SPAC, the SPAC Warrant Agreement, the Business Combination Agreement and applicable securities Laws, (ii) has sole voting power over all of the Subject SPAC Shares beneficially owned or owned of record by the Sponsor, (iii) as of the date hereof, does not own, beneficially or of record, any capital stock or other securities of SPAC other than the shares of Subject SPAC Shares set forth on Schedule I opposite the Sponsor’s name, and (iv) as of the date hereof, does not own, beneficially or of record, any rights to purchase or acquire any shares of capital stock or other securities of SPAC except as set forth on Schedule I opposite the Sponsor’s name (other than pursuant to the Business Combination Agreement).

Section 2.2 Termination. This Agreement and all of its provisions shall terminate and be of no further force and effect upon the earlier of (a) the valid termination of the Business Combination Agreement in accordance with Article X thereof and (b) the written agreement of each of Sponsor, SPAC and the Company in accordance with Section 2.8 hereof. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any Liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from Liability arising in respect of any breach of this Agreement prior to such termination. This Article II shall survive the termination of this Agreement.

Section 2.3 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to agreements executed and performed in that State, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 2.4 JURISDICTION; WAIVER OF JURY TRIAL.

(a) Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Action shall be heard and determined only in any such court, and (iv) agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence any Action or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 2.4.

(b) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 2.5 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 2.6 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

Section 2.7 Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent any breach, or threatened breach, of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 2.8 Modification or Amendment; Waiver. Subject to the provisions of applicable Law, this Agreement may be amended, modified or waived if such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by SPAC, the Company and the Sponsor, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 2.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 2.10 Notices. All notices, requests, claims, demands and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (and shall be deemed to have been duly given upon receipt) (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail with return receipt requested, postage paid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when sent by e-mail during normal business hours (and otherwise as of the immediately following Business Day, unless the sender of such electronic mail receives a non-delivery message (but not other automated replies, such as an out-of-office notification), addressed as follow:

(a) If to SPAC, to:

Arogo Capital Acquisition Corp.
848 Brickell Ave. Penthouse 5
Miami, FL 33131
Attention: Suradech Taweesaengsakulthai
Email: suradech@cho.co.th

with copies (which shall not constitute notice) to:

Brown Rudnick LLP
601 13th Street N.W.
Washington, DC 20005
Attention: Andrew J. Sherman
Email: asherman@brownrudnick.com

Fasken Martineau DuMoulin LLP
333 Bay Street, Suite 2400

Toronto, Ontario M5H 2T6

Attention: John Sabetti
Email: jsabetti@fasken.com

(b) If to the Company, to:

Ayurcann Holdings Corp.
6-1080 Brock Road Pickering

ON L1W 3H3
Attention: Igal Sundman, Co-Founder &CEO
Email: igal@ayurcann.com

with copies (which shall not constitute notice) to:

Garfinkle Biderman LLP

801 – 1 Adelaide St. E.

Toronto, ON M5C 2V9
Attention: Grant Duthie, Partner
Email: gduthie@garfinkle.com

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st floor

New York, NY 10036

Attention: Ross David Carmel
Email: rcarmel@srfc.law

Section 2.11 Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may (a) be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and (b) be executed by facsimile or portable document format (pdf) signature and a facsimile or portable document format (pdf) signature shall constitute an original for all purposes.

Section 2.12 Entire Agreement. This Agreement, the agreements referenced herein and any applicable agreements contemplated by the Business Combination Agreement to which the Sponsor is a party constitute the entire agreement among the parties to this Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties except as expressly set forth in this Agreement, the agreements referenced herein and any applicable agreements contemplated by the Business Combination Agreement to which the Sponsor is a party.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, Sponsor, SPAC and the Company have each caused this Sponsor Agreement to be duly executed as of the date first written above.

SPONSOR:

SINGTO, LLC

By:

By:
Name:
Title:

[Signature Page to Sponsor Agreement]

SPAC:

AROGO CAPITAL ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Sponsor Agreement]

COMPANY:

AYURCANN HOLDINGS CORP.

By:
Name:
Title:

[Signature Page to Sponsor Agreement]

Schedule I

Sponsor	SPAC Class B Shares
Singto, LLC, f/k/a Koo Dom Investment, LLC	2,587,500